As filed with the Securities and Exchange Commission on May 14, 2002.
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                     _______

                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              INTERSIL CORPORATION
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     59-3590018
       ------------------                           -----------------------
  (State or incorporation or                   (I.R.S. Employer Identification
         organization)                                       No.)

                       7585 Irvine Center Drive, Suite 100
                            Irvine, California 92618
                            ------------------------
               (Address of principal executive offices) (Zip Code)


               Elantec Semiconductor, Inc. 1983 Stock Option Plan

             Elantec Semiconductor, Inc. 1994 Equity Incentive Plan

          Elantec Semiconductor, Inc. 1995 Employee Stock Purchase Plan

             Elantec Semiconductor, Inc. 1995 Equity Incentive Plan

             Elantec Semiconductor, Inc. 2001 Equity Incentive Plan
             ------------------------------------------------------
                            (Full title of the plan)

                             Stephen M. Moran, Esq.
                  Vice President, General Counsel and Secretary
                              Intersil Corporation
                          7585 Irvine Center, Suite 100
                            Irvine, California 92618
                            ------------------------
                     (Name and address of agent for service)


                                 (949) 341-7000
        -----------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           Christopher G. Karras, Esq.
                                     Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                              Proposed          Proposed
    Title of                                  maximum            maximum            Amount of
securities to be       Amount to be           offering       aggregate offering   registration
   registered        registered (1)(2)    price per share        price (3)            fee
                                              (3)
------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Class A Common Stock of Intersil       9,081,871 shares      $17.09     $155,193,385    $14,278
Corporation, par value $.01 per share
-----------------------------------------------------------------------------------------------

(1) Pursuant to that certain Agreement and Plan of Merger dated as of March 10, 2002 (the "Merger Agreement"), by and among the Registrant, Echo Acquisition, Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of the Registrant, and Elantec Semiconductor, Inc. ("Elantec"), a Delaware corporation, on May 14, 2002, Elantec was merged with and into Merger Sub and Elantec became a wholly-owned subsidiary of the Registrant. In accordance with the Merger Agreement, all outstanding options under Elantec's 1983 Stock Option Plan, 1994 Equity Incentive Plan, 1995 Equity Incentive Plan and 2001 Equity Incentive Plan, and all outstanding purchase rights under Elantec's 1995 Employee Stock Purchase Plan, have been assumed by the Registrant and are being replaced with options and rights to acquire shares of the Registrant's Class A Common Stock, the issuance of which shares is being registered hereby. The Registrant expects to issue the following number of shares of its Class A Common Stock in respect of each of the following plans:

             Plan                                                                  Number of Shares
             ----                                                                  ----------------
             Elantec Semiconductor, Inc. 1983 Stock Option Plan                          25,426

             Elantec Semiconductor, Inc. 1994 Equity Incentive Plan                     143,289

             Elantec Semiconductor, Inc. 1995 Employee Stock Purchase Plan               28,587

             Elantec Semiconductor, Inc. 1995 Equity Incentive Plan                   7,216,294

             Elantec Semiconductor, Inc. 2001 Equity Incentive Plan                   1,668,275

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement is deemed to include additional shares of the Registrant's Class A Common Stock that become issuable under each of the plans listed above by reason of any stock dividend, stock split, merger, consolidation or other similar transaction effected that results in an increase in the number of the Registrant's outstanding shares of common stock.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. Such estimate is based upon the weighted average price at which such options and purchase rights may be exercised.


                                     Part I

                Information Required In Section 10(a) Prospectus

         Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                                     Part II

               Information Required In The Registration Statement

Item 3.    Incorporation of Documents by Reference.

         The Registrant incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

             (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2001 filed with the Commission on March 8, 2002, together with the amendment filed with the Commission on April 10, 2002.

             (b) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2002 filed with the Commission on April 29, 2002 and Registrant's Current Report on Form 8-K filed with the Commission on March 12, 2002.

             (c) The description of the Registrant's Class A Common Stock in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 18, 2001, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.    Description of Securities.

         Not applicable.

Item 5.    Interests of Named Experts and Counsel.

         Not applicable.

Item 6.    Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation),by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

         Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling an Issuer pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Registrant's By-laws provide for indemnification of the Registrant's officers and directors to the fullest extent permitted under Delaware law.

         The directors and officers of the Registrant are insured against certain liabilities under the Registrant's directors' and officers' liability insurance. The foregoing summary of the Delaware General Corporation Law and of the Amended and Restated Certificate of Incorporation and By-laws of the Registrant is qualified in its entirety by reference to the relevant provisions of the Delaware General Corporation Law and of the Registrant's Amended and Restated Certificate of Incorporation and By-laws.

Item 7.    Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

         Incorporated by reference to the Exhibit Index following the signature page(s) of this Registration Statement.

Item 9.    Undertakings.

         A.  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on the 14th day of May, 2002.

                                     INTERSIL CORPORATION

                                     By:  /s/ Richard M. Beyer
                                          -------------------------------------
                                          Richard M. Beyer
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Beyer, Daniel J. Heneghan and Stephen M. Moran, each his attorney-in-fact and agent, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                                  Date
---------                   -----                                  ----

/s/ Richard M. Beyer        President, Chief Executive Officer     May 14, 2002
------------------------    and Director (Principal Executive
Richard M. Beyer            Officer)

/s/ Daniel J. Heneghan      Vice President, Chief Financial        May 14, 2002
------------------------    Officer and Assistant Secretary
Daniel J. Heneghan          (Principal Financial and Accounting
                            Officer)

/s/ Gregory L. Williams     Executive Chairman and Director        May 14, 2002
------------------------
Gregory L. Williams

/s/ Robert W. Conn          Director                               May 14, 2002
------------------------
Robert W. Conn

/s/ James V. Diller                      Director                May 14, 2002
---------------------------
James V. Diller

/s/ Gary E. Gist                         Director                May 14, 2002
---------------------------
Gary E. Gist

/s/ Jan Peeters                          Director                May 14, 2002
---------------------------
Jan Peeters

/s/ Robert N. Pokelwaldt                 Director                May 14, 2002
---------------------------
Robert N. Pokelwaldt

/s/ James A. Urry                        Director                May 14, 2002
---------------------------
James A. Urry

                                  Exhibit Index

Exhibit
Number    Description
-------   -----------
4.01 The relevant portions of the Amended and Restated Certificate of Incorporation, as amended, of the Registrant defining the rights of holders of Class A Common Stock (incorporated by reference to Exhibit
          3.01 to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration Number 333-90857), filed by the Registrant on March 10, 2000).

4.02 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Intersil.

4.03 Bylaws of Intersil (incorporated by reference to Exhibit 3.02 to the Registration Statement on Form S-1 (Registration Number 333-90857), filed by the Registrant on November 10, 1999).

4.04 Specimen Certificate of Intersil's Class A Common Stock (incorporated by reference to Exhibit 4.01 to Amendment No. 2 to the Registration Statement on Form S-1 (Registration Number 333-95199), filed by the Registrant on February 23, 2000).

4.05 Amended and Restated Registration Rights Agreement, dated as of January 21, 2000, by and among Intersil, Sterling Holding Company, L.L.C., Manatee Investment Corporation, Citicorp Mezzanine Partners, L.P. and the management investors named therein (incorporated by reference to Exhibit 4.02 to the Registration Statement on Form 8-A, filed by the Registrant on February 18, 2000).

5.01 Opinion of Dechert as to the legality of the securities being registered.

23.01     Consent of Dechert (included as part of its opinion filed as Exhibit
          5.01 and incorporated herein by reference).

23.02     Consent of Ernst & Young LLP, Independent Certified Public
          Accountants.

24.01 Power of Attorney (included on signature page(s) of this registration statement and incorporated herein by reference).

99.01 Elantec Semiconductor, Inc. 1983 Stock Option Plan (incorporated by reference to Exhibit 10.01 to the Registration Statement on Form S-1 (Registration Number 033-96136) filed by Elantec Semiconductor, Inc. on August 24, 1995).

99.02 Elantec Semiconductor, Inc. 1994 Equity Incentive Plan (incorporated by reference to Exhibit 10.02 to the Registration Statement on Form S-1 (Registration Number 033-96136) filed by Elantec Semiconductor, Inc. on August 24, 1995).

99.03 Elantec Semiconductor, Inc. 1995 Equity Incentive Plan (incorporated by reference to Exhibit 4.03 to the Registration Statement on Form S-8 (Registration Number 333-56206) filed by Elantec Semiconductor, Inc. on February 26, 2001).

99.04 Elantec Semiconductor, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.05 to the Registration Statement on Form S-1 (Registration Number 033-96136) filed by Elantec Semiconductor, Inc. on August 24, 1995).

99.05 Elantec Semiconductor, Inc. 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to the Quarterly Report on Form 10-Q filed by Elantec Semiconductor, Inc. on May 16, 2001).